    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1995

                                                           Registration No.

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                              -----------------------
                                     FORM S-8
                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933
                              ------------------------

                                    HONEYWELL INC.
                 (Exact name of registrant as specified in its charter)

                              ------------------------

                      Delaware                      41-0415010
             (State of Incorporation)             (I.R.S. Employer
                                                 Identification No.)
                                -----------------------

        Honeywell Plaza, Minneapolis, Minnesota            55408
       (Address of Principal Executive Offices)          (Zip Code)

                                ------------------------

                            Honeywell Investment Plus Plan
                               (Full title of the plan)

                                ------------------------

                                  SIGURD UELAND, JR.
                            Vice President and Secretary
                                   Honeywell Plaza
                             Minneapolis, Minnesota 55408
                        (Name and address of agent for service)
                                ------------------------
                                    (612) 951- 0090
            (Telephone number, including area code, of agent for service)
                                ------------------------
 Approximate date of commencement of proposed sale of securities to the public:
   From time to time after the effective date of this Registration Statement.

                           CALCULATION OF REGISTRATION FEE

                                                            PROPOSED
                                         PROPOSED           MAXIMUM
TITLE OF SECURITIES    AMOUNT TO BE      MAXIMUM OFFERING   AGGREGATE OFFERING    AMOUNT OF
TO BE REGISTERED       REGISTERED        PRICE PER UNIT     PRICE                 REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------

Common Stock,
par value $1.50        1,000,000
per share..............shares              $38.625*          $38,625,000*          $13,318.97*

- -----------------------------------------------------------------------------------------------------

* Estimated pursuant to Rule 457(h)(6) solely for the purpose of calculating the registration fee and based upon the average of the high and low sale prices of the Registrant's Common Stock on May 10, 1995, as reported in the Wall Street Journal.

                           HONEYWELL INVESTMENT PLUS PLAN

     The contents of the registration Statement on Form S-8 bearing registration number 33-44284, are incorporated herein by reference.

                                       SIGNATURES
     THE REGISTRANT.Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 15, 1995.

                                           HONEYWELL INC.
                                           (Registrant)

                                           By  /S/ SIGURD UELAND, JR.
                                               ------------------------
                                               Sigurd Ueland, Jr.
                                               Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                               SIGNATURE AND TITLE


- ------------------------------------
         M. R. BONSIGNORE
    Chairman of the Board and
Chief Executive Officer and Director


- -------------------------------------
           W. M. HJERPE
         Vice President and
       Chief Financial Officer
     (principal financial officer)


- -------------------------------------
          P. M. PALAZZARI
   Vice President and Controller
   (principal accounting officer)


- -------------------------------------
        A. J. BACIOCCO, JR.
             Director


- -------------------------------------
           E. E. BAILEY
            Director


- -------------------------------------
         E. H. CLARK, JR.                   By /S/ SIGURD UELAND, JR.
             Director                          -------------------------------
                                               Sigurd Ueland, Jr.
                                               Attorney-in-Fact
- -------------------------------------
         W. H. DONALDSON                       May 15, 1995
            Director


- -------------------------------------
        R. D. FULLERTON
           Director


- -------------------------------------
          J. J. HOWARD
           Director


- -------------------------------------
          B. E. KARATZ
            Director


- -------------------------------------
           D. L. MOORE
            Director


- -------------------------------------
           A. B. RAND
            Director


- -------------------------------------
         S. G. ROTHMEIER
            Director


- -------------------------------------
          M. W. WRIGHT
           Director

                                                         Ref:H\SECDOCS\S8INVPL

      THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 15, 1995.

                                        HONEYWELL INVESTMENT PLUS PLAN


                                        By     /S/ DEBORAH VEVERKA
                                            ---------------------------
                                           Deborah Veverka, Vice President
                                               Pension Fund Investments


                                        May 15, 1995

                              INDEX TO EXHIBITS

EXHIBIT NO.                                                      PAGE NO.
- ----------                                                       ---------

   5        Opinion and consent of Warren E. Simpson, Esq.           i

  23.1      Consent of Deloitte & Touche LLP.                        ii

  23.2      Consent of Warren E. Simpson, Esq.                       NA
              (Included in Exhibit 5)

  24        Powers of Attorney                                      iii-v